EXHIBIT 99.14
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                                  BILL OF SALE

         For good and sufficient consideration, receipt and adequacy of which is hereby acknowledged, Generic Distributors, Inc., a Delaware corporation ("Seller"), has SOLD, ASSIGNED and TRANSFERRED and by these presents does SELL, ASSIGN, TRANSFER and DELIVER to Louisiana Wholesale Drug Company, Inc., a __________ corporation, its successors and assigns ("Buyer"), effective as of December ____, 2000, all Seller's right, title and interest in and to each and all of the assets, properties and business of Seller of every kind and description and wherever situated as the same exist on the date hereof except as expressly stated otherwise herein or in that certain Asset Purchase Agreement, dated as of December ____, 2000 (the "Agreement"), to which Seller and Buyer are parties. Capitalized terms used herein without definition shall have the meaning assigned to them in the Agreement. Without limiting the generality of the foregoing, the assets acquired by Buyer hereunder include:

                  (a) All of Seller's Accounts Receivable, as that term is defined in Section 5.4 (a recent listing of which is attached hereto), notes receivable or other rights to receive payments, whether arising out of the manufacture, sale, distribution or use of its products or services or otherwise, except as specifically excluded in Section 1.2
         (a) and (c) of the Agreement.

                  (b) All of Seller's inventories of finished goods, goods in transit, work-in-process, raw materials, and other miscellaneous supplies and materials (a recent listing of which is attached hereto).

                  (c) All interests of Seller in real property including land, buildings, structures, improvements, fixtures, leaseholds and leasehold improvements.

                  (d) All machinery, equipment, computer hardware and, to the extent assignable, software, tools, motor vehicles, transportation, packing and delivery equipment and supplies, furniture and fixtures of every kind and description owned by Seller or ordered by it (a recent listing of which is attached hereto) on or before the Closing Date (as defined in Section 3 of the Agreement).

                  (e) All of Seller's right, title and interest of every kind and description in and to the following assets:

                  (i) All of Seller's rights and privileges under the "Assigned Contracts" (as defined in Section 1.4 of the Agreement) and unfilled purchase and sales orders.

                  (ii) All of Seller's rights to or under all trademarks, trade names, service marks, certification marks, United States and foreign trademark registrations and applications, trade names, copyrights, United States and foreign patents and patent applications, if any, including international priority rights associated therewith, and all patent and other license, trade secrets, inventions, and any and all goodwill associated with any of the foregoing, royalties and rights to sue for past infringements, including, without limitation, those items listed or otherwise described on Schedule 5.10 of the Agreement.

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                  (iii) All of Seller's customer lists, uncollected invoices, credit files, payroll records, schedules of fixed assets, books of account, contracts, sales representation agreements and sales agency agreements (if any), files, papers, books, records, designs, drawings, specifications and engineering data and all other public or confidential business records, all to the extent reasonably required for the orderly continuation of the business operations of Seller (collectively, the "Business Records").

                  (iv) All of Seller's causes of action, judgments, claims and demands of whatever nature, memberships, agencies and permits, claims for refunds and rights of offset and credits, all to the extent that they are assignable by Seller.

                  (v) All of Seller's rights under employment contracts, restrictive covenants, nondisclosure agreements and similar obligations of present and former officers and employees of Seller, including, without limitation, those listed on
                  Schedule 5.7 of the Agreement.

                  (vi) All of Seller's right, title and interest in and to the following telephone numbers, email addresses and post office box addresses, all to the extent the same are assignable by
                  Seller:

                   1 (800) 274-0400
                       388-8850             388-8518             323-3884
                       388-8532             323-3885             388-8545
                       388-3887             388-1733             388-3140
                       388-2693             388-5846             388-2734
                       388-5874             388-3779             388-5877
                       388-4693             388-6947             388-4761
                       388-5017             388-5048

                  genericd@iamerica.net

         (f) All undeposited checks held by Seller and listed on Schedule 1.1(f) of the Agreement.

         Seller hereby authorizes Buyer to take any appropriate action in connection with any of said rights, claims, causes of action, and property, in the name of Seller or in its own or any other name, but at its own expense.

         Any individual, partnership, corporation or other entity may rely without further inquiry upon the powers and rights herein granted to the Buyer and upon any notarization, certification, verification, affidavit or jurat by any notary public of any state relating to the authorization, execution and delivery of this Bill of Sale or to the authenticity of any copy, conformed or otherwise, hereof.

                                      * * *

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


         IN WITNESS WHEREOF, Seller has caused the same to be signed and attested on the date first written above.

                                       GENERIC DISTRIBUTORS, INC.

                                       By:________________________________
                                           Name:
                                           Title:
ATTEST:


-----------------------------------
Secretary

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

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK


         On the ____ day of December __, 2000, before me personally came ________________, to me known to be the individual described in, and who executed, the foregoing instrument, and acknowledged that he executed the same.


                                               -----------------------------
                                               Notary Public

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